Exhibit 10.17

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 7,2002, is made by and among Bank of America Ventures, a California corporation (“BAV”), BA Venture Partners V, a Delaware I general partnership (“BAVP” and together with BAV, “BA”), CB Healthcare Fund, L.P., a Delaware limited partnership (“CB”), Morgenthaler Venture Partners IV, L.P., a Delaware limited partnership (“MVPIV”), Morgenthaler Partners VII, L.P., a Delaware limited partnership (“MVPVI”, and together with MVPIV, “MVP”), Bessemer Venture Partners IV L.P., a Delaware limited partnership (“BVP”), Bessemer Venture Investors L.P., a Delaware limited partnership (“BVI”) and Bessec Ventures IV L.P., a Delaware limited partnership (“BV” and together with BVI and BVP, “Bessemer”), Crucible Partners L.P. I, a Delaware limited partnership (“Crucible”), U.S. Bancorp Piper Jaffray Inc., a Delaware corporation (“Piper”), NSE Investments, LLC, a California limited liability company (“NSE), Patrick Holmes (all of the above collectively, the “Investors”), Inpatient Consultants Management, Inc., a Delaware corporation (the “Company”), and at least a majority of the Founder Shareholders (as defined in Section 16(j) below) of the Company, with reference to the following:

A. The Company, the Investors, Adam Singer, M.D., Steven Taback, M.D., James Roach, M.D. and Robert Singer are parties to that certain Amended and Restated Registration Rights Agreement dated as of December 15, 2000 (the “Registration Rights Agreement”).

B. BA, MVP, BVP, BV, CB and the Company have entered into a Series D Preferred Share and Warrant Purchase Agreement of even date herewith (the “Share Purchase Agreement”) pursuant to which BA, MVP, BVP, BV and CB have agreed to acquire Series D Convertible Preferred Stock of the Company (“Series D Shares”), together with warrants to purchase additional Series D Shares (the “Warrants”).

C. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Share Purchase Agreement.

D. The parties to the Registration Rights Agreement desire to amend and restate the Registration Rights Agreement and accept the rights and covenants hereof in lieu of their right and covenants under the Registration Rights Agreement.

E. The Registration Rights Agreement provides that it may be amended by a writing signed by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Company’s then-outstanding Preferred Stock and by Founder Shareholders holding at least fifty-one percent (51%) of all shares of Common Stock of the Company held by the Founder Shareholders.

NOW, THEREFORE, the parties to this Agreement hereby agree that the Registration Rights Agreement is hereby amended and restated in its entirety to read as follows:

1. Required Registration. Upon the receipt by the Company, from Investors holding at least fifty percent (50%) of the Common Shares (as defined in Section 16(h) below) held by all of the Investors, of a written request (the “Request”) for the registration of Common Shares owned by such Investors at any time and from time to time after the earlier of (i) six (6) months after the date on which the Company completes an initial public offering (the “Initial Offering”) of its capital stock pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and (ii) December 3 1, 2004, the Company shall prepare and file a registration statement under the 1933 Act covering the Common Shares which are the subject of the Request. The Company shall promptly give written notice to all Investors of its receipt of a Request, and the Company shall include in such registration statement all other Common Shares which such Investors have requested to have included within twenty (20) days after such notice has been given by the Company. The Investors shall be entitled to two (2) registrations under this Section 1. In the event that the Investors delivering the Request determine for any reason (other than at the request or recommendation of the Company or the managing underwriters) not to proceed with a registration of Common Shares requested pursuant to this Section 1 at any time before the registration statement has been declared effective by the SEC, and such registration statement, if theretofore filed with the SEC, is withdrawn with respect to the Common Shares covered thereby, and such Investors agree to reimburse the Company for the fees, costs and expenses incurred by it in connection therewith, then the Investors shall not be deemed to have exercised one (1) of their rights to require the Company to register Common Shares pursuant to this Section 1. If the Investors determine not to proceed with such a registration upon the written request or recommendation of the Company or the managing underwriters, the Investors shall not be required to reimburse the Company for its fees, costs and expenses and the Investors shall not be deemed to have exercised one (1) of their rights to require the Company to register Common Shares pursuant to this Section 1. The Company shall not, without the prior written consent of Investors holding at least fifty percent (50%) of the Common Shares then held by all of the Investors, effect any registration of its securities (other than on Form S-4 or Form S-8) from the date the Company receives a Request pursuant to this Section 1 until the earlier of (a) ninety (90) days after the date on which all securities covered by such Request have been sold or (b) one hundred eighty (180) days after the effective date of the registration statement covering such securities.

2. Incidental Registration. Each time the Company shall determine to proceed with the preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for money of any of its securities, whether by the Company or any of its security holders (other than on Forms S-4 or S-8, or any successor or similar form), the Company shall give written notice of its determination to each of the Investors. Upon the Request of an Investor given to the Company within thirty (30) days after the mailing of any such notice by the Company, the Company shall, subject to Section 5 hereof, cause all such Common Shares which such Investor has requested to be registered to be included in such registration statement.

3. Short Form Registration. In addition to the registration rights provided in Sections 1 and 2 hereof, if the Company qualifies for the use of Form S-3 or any similar short form registration statement then in effect (other than on Form S-4 or Form S-8), upon the receipt by the Company from Investors holding at least twenty-five percent (25%) of the Common Shares then held by all of the Investors of a Request for the registration of Common Shares held by such Investors, the Company shall register Common Shares on such form on behalf of Investors at the Request of Investors. All registrations effected under this Section 3 shall be at the expense of the Company. The Investors shall be entitled to a total of two (2) registrations under this Section 3, of which no more than one (1) shall be effected in any twelve (12) month period. In the event that the Investors delivering the Request determine for any reason (other than at the written request or recommendation of the Company or the managing underwriters) not to proceed with a registration of Common Shares requested pursuant to this Section 3 at any time before the registration statement has been declared effective by the SEC, and such registration statement, if theretofore filed with the SEC, is withdrawn with respect to the Common Shares covered thereby, and such Investors shall reimburse the Company for the fees, costs and expenses incurred by it in connection therewith, then the Investors shall not be deemed to have exercised one (1) of their rights to require the Company to register Common Shares pursuant to this Section 3. If the Investors determine not to proceed with such a registration upon the written request or recommendation of the Company or the managing underwriters, the Investors shall not be required to reimburse the Company for its fees, costs and expenses and the Investors shall not be deemed to have exercised one (1) of their rights to require the Company to register Common Shares pursuant to this Section 3.

4. Limitations. Notwithstanding the provisions of Sections 1 and 3 hereof (a) the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to one hundred twenty (120) days if in the reasonable judgment of a majority of the Directors on the Board of Directors of the Company such preparation or filing would harm or hinder in any material fashion the ability of the Company to conduct its affairs or would have a material adverse effect on the business, properties or financial condition of the Company; provided that the Company shall use its best efforts to cause any such registration statement to become effective within one hundred eighty (180) days of receipt of the Request therefor and shall only be entitled to utilize this clause (a) once in any twelve (12) month period; (b) if, prior to receiving a Request for registration, the Company has given notice under Section 2 hereof that it intends to prepare and file a registration statement (a “Section 2 Registration Statement”), then the Company shall have the right to delay or suspend the filing of the registration statement requested by the Investors; provided that the Company shall use its best efforts to cause any such registration statement requested by the Investors to become effective within one hundred eighty (180) days (or, if required by the underwriters for the Section 2 Registration Statement, within two hundred seventy (270) days) after the date on which all securities covered by the Section 2 Registration Statement have been sold, and that the Company shall use its best efforts to include any Common Shares that are the subject of a Request delivered by Investors under Section 2 in such Section 2 Registration Statement; (c) the Company shall not be required to prepare or file a registration statement with respect to any Request under Section 1 if the reasonably anticipated offering price of the Common Shares covered thereby is less than Five Million Dollars ($5,000,000); and (d) the Company shall not be required to prepare or file a registration statement with respect to any Request under Section 3 if the reasonably anticipated offering price of the Common Shares covered thereby is less than Five Hundred Thousand Dollars ($500,000).

5. Pro Ration. If Common Shares (including any Common Shares of the Company) are to be included under Sections 1, 2 or 3 above in a registration statement which pertains to one (1) or more underwritten public offerings and the managing underwriters advise the Company in writing that in their opinion the number of Common Shares requested to be included exceeds the number of Common Shares which can be sold in such offering without materially and adversely affecting the success of such offering, the Company will include in such registration only such number of Common Shares which in the opinion of such underwriters can be sold without any such material adverse effect, selected in the following order of priority: (i) first, such Common

Shares as to which registration rights have been exercised by the Investor(s) under Section 1 or 3, as the case may be (the “Demand Shares”), on a pro rata basis among the holders of Demand Shares according to the relation that the number of Common Shares owned by each such holder bears to the total number of Common Shares owned by all such holders; (ii) second, the Common Shares which the Company proposes to issue and sell; (iii) third, the number of Common Shares requested by the Investors (to the extent their request was not pursuant to Section 1 or 3) to be included which in the opinion of such underwriters can be sold without any such material adverse effect (the “Secondary Shares”), on a pro rata basis among holders of such Secondary Shares according to the relation that the number of Common Shares owned by each such holder bears to the total number of Common Shares owned by all such holders (exclusive of Demand Shares in each case); provided, however, that the Secondary Shares shall be no less than twenty-five percent (25%) of the total number of Common Shares included in such offering, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Common Shares of the Investors may be excluded; and (iv) fourth, any other Common Shares requested to be included in such registration statement by persons other than the Investors. Notwithstanding the foregoing, in no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by the Investors without the written consent of holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Common Shares proposed to be sold in the offering.

6. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1, 2 or 3 to effect the registration of Common Shares under the 1933 Act, the Company will:

(a) subject to the provisions of Section 4, prepare and file with the SEC within forty-five (45) days of the Company’s receipt of an Investor’s Request (or other request therefor) a registration statement with respect to such Common Shares, and use its best efforts to cause such registration statement to become effective within one hundred (100) days of the Company’s receipt of such Request and remain effective for such period as may be reasonably necessary to effect the sale of such Common Shares, not to exceed six (6) months (this provision shall not be applicable to registrations pursuant to Section 2);

(b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all Common Shares covered by such registration statement have been sold and (ii) one hundred eighty (180) days after the effective date of such registration statement;

(c) use its best efforts to register or qualify the Common Shares for sale under such other securities or blue sky laws of such jurisdictions as the Investors may reasonably request (including factors such as the cost to the Company) and do any and all other acts and things which may be reasonably necessary or desirable to enable the Investors to consummate the disposition of the Common Shares in such jurisdictions;

(d) furnish to the Investors and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Investors or underwriters may reasonably request in order to facilitate the public offering of such securities;

(e) notify the participating Investors, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f) notify the Investors promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(g) prepare and file with the SEC, promptly upon the request of the Investors, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Investors (and concurred in by counsel for the Company), is required under the 1933 Act or the rules and regulations thereunder in connection with the distribution of the Common Shares by the Investors;

(h) prepare and promptly file with the SEC, and promptly notify the Investors of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein, in the light of the circumstances in which they were made, not misleading;

(i) advise the Investors, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) at least three (3) days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Investors and refrain from filing any such amendment or supplement to which the Investors shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

(k) at the request of the Investors, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel for the Company addressed to the underwriters, if any, and to the Investors making the Request, opining as to such matters as may be reasonably agreed to by such underwriters and the Company; and (ii) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Investors making the Request, covering such matters as such underwriters request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the 1933

Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the 1933 Act.

7. Expenses. With respect to the registrations requested pursuant to Section 1 hereof, and with respect to each inclusion of Common Shares in a registration statement pursuant to Section 2 hereof, and with respect to all registrations requested pursuant to Section 3 hereof, the Company shall bear the reasonable fees, costs and expenses of such registrations, including but not limited to the following fees, costs and expenses: all registration, filing and stock exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of other service providers retained by the Company, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and the reasonable fees and disbursements of one (1) counsel for all Investors participating in such registration. The Investors participating in such registration shall be responsible for, and shall pay, their pro rata share of underwriting discounts and commissions with respect to the Common I Shares being sold by them.

8. Termination of Registration Rights. All registration rights granted pursuant to Sections 1 and 2 hereof shall terminate and be of no further force and effect five (5) years after the date of the Company’s Initial Offering. In addition, an Investor’s registration rights granted under this Agreement shall expire if (a) the Company has completed its Initial Offering and is subject to the provisions of the Securities Exchange Act of 1934, as amended, (b) such Investor (together with its affiliates) as reflected on the Company’s list of stockholders holds less than 1% of the then outstanding Common Shares and (c) all Common Shares held by and issuable to such Investor (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

9. Indemnification.

(a) By the Company. The Company shall indemnify and hold harmless each holder of Common Shares that are included in a registration statement pursuant to this Agreement and any underwriter (as defined in the 1933 Act) for such holder, the partners, members, officers and directors of such holder, and each Person, if any, who controls such holder or such underwriter within the meaning of the 1933 Act (collectively, the “Covered Persons”), from and against any and all loss, damage, liability or claims, to which such Covered Persons become subject under the 1933 Act or otherwise, and subject to the provisions of Section 9(c) hereof to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions (as provided in Section 9(c) hereof), insofar as such losses, damages, liabilities, claims, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws or any rule or regulation promulgated thereunder; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, claim, cost or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission (other than a statement or omission about the Company) made in conformity with information diminished by the Investors in writing specifically for use in the preparation of such registration statement or (ii) the holders’ failure to deliver a copy of the registration statement, prospectus or any amendments or supplements thereto.

(b) By Holders of Common Shares. Each holder of Common Shares that are included in a registration pursuant to this Agreement will indemnify and hold harmless the Company, any underwriter and each person, if any, who controls the Company or such underwriter, severally and not jointly, from and against any and all loss, damage, liability or claims to which the Company or any controlling person and/or any underwriter becomes subject under the 1933 Act or otherwise and to reimburse them, from time to time upon request, for any legal or other costs or expenses reasonably incurred by them in connection with investigating any claims or defending any actions, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation of the 1933 Act, the Exchange Act or any state securities laws or any rule or regulation promulgated thereunder, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation of such registration statement; provided, however, that the indemnity agreement set forth in this Section 9(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 9(b) exceed the net proceeds from the offering received by such holder.

(c) Notice. Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 9 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provision, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party fiom also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; provided, that the Company’s obligation under Section 9(a) to reimburse any such indemnified party or parties for legal costs and expenses shall be limited to the legal costs and expenses of one (1) such separate counsel. After notice from the indemnifying party to such (indemnified party of its election not to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifymg party has authorized the employment of counsel for the indemnified party at the expense of the indemnifymg party.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by such paragraphs, then the indernnifymg party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that, in any such case, (i) no holder of Common Shares will be required to contribute any amount in excess of the net sales price of all such Common Shares sold by such holder pursuant to such registration statement and (ii) no holder of Common Shares guilty of a fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) will be entitled to contribution from any holder of Common Shares who was not guilty of such fraudulent misrepresentation.

Promptly after receipt by a holder of Common Shares of notice of the commencement of any action, suit or proceeding in connection with a public offering of Common Shares, such holder will, if a claim for contribution in respect thereof is able to be made against another party, notify the contributing party of the commencement thereof. The omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the 1933 Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

10. Transfer of Registration Rights. The registration rights and related obligations provided herein may be assigned by any Investor to any person or entity that acquires Common Shares from such Investor in accordance with the Second Amended and Restated Shareholders Agreement dated as of the date hereof among the Company and certain of its stockholders (the “Shareholders Agreement”), and the term “Investor” shall include the original Investor and any person or entity that acquires Common Shares from such Investor or any other Investor; provided, however, that (a) the Company shall be given written notice by the transferor thereof within a reasonable time after such transfer stating the name and address of the transferee and identifying the securities with regard to which such rights are being transferred, (b) the transferee shall agree in writing to be bound by this Agreement and to assume the obligations of the transferor hereunder and (c) the registration rights and related obligations may not be transferred with any Common Shares sold in a registered offering.

11. Investors to Provide Information. In the event the Investors request a registration of Common Shares, the Investors shall provide all such information and materials and shall take all such actions as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Specifically, the Company may require the Investors to furnish the Company with such information regarding the Investors and the distribution of its securities as the Company may from time to time reasonably request in writing and as shall be required by law or the SEC.

12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Common Shares to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times from and after ninety (90) days following the effective date of the first registration statement under the 1933 Act filed by the Company for an offering of its securities to the general public;

(b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934 (the “1934 Act”); and

(c) So long as an Investor owns any Common Shares, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the 1933 Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

13. Granting of Registration Rights. The Company shall not, without the prior written consent of Investors holding more than sixty-six and two-thirds percent (66-213%) of the Common Shares then held by all of the Investors, grant to any person or entity registration rights of any kind or nature with respect to Common Shares or other capital shares of the Company if such rights would have priority with or priority over the rights granted to the Investors pursuant to this Agreement, whether in terms of the number of shares which holders may include in any registration, the timing of any registration of shares, the rights of holders to demand registration of shares held by them at the time requested by them or in any other material respect.

14. “Market Stand-Off” Agreement. In connection with the Initial Offering, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus of the Initial Offering and ending on the date specified by the Company and managing underwriter (such period not to exceed one hundred eighty (180) days), the Investors shall not (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares held immediately prior to the effective date of the registration statement for such offering, or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise; provided, however, that (i) the foregoing provisions of this Section 14 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and (ii) shall only be applicable to the Investors if all of the Company’s officers, directors and holders of at least half of one percent (0.5%) of the Company’s then outstanding securities enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Investors subject to such agreements pro rata based on the number of shares subject to such agreements. Each Investor agrees that any certificates representing Common Shares shall bear a legend to the effect that such shares are subject to the restrictions imposed by this Section 14. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period. The Company agrees to use its best efforts to ensure that all shares of its capital stock (upon issuance after the date hereof) shall be subject to market standoff provisions at least as restrictive as those set forth above.

15. Remedies. The Company recognizes and agrees that if the Company fails to comply with its obligations under this Agreement, the Investors may not have an adequate remedy at law. Such failure will cause the Investors irreparable harm for which there may be no adequate remedy at law, and the Company hereby consents to the issuance of an injunction in favor of the Investors by any court of competent jurisdiction. The right of such Investors to obtain an injunction hereunder shall not be considered a waiver of any right on the part of the Investors to recover damages and to assert any other claims for remedies which the Investors may have at law or in equity. The Company agrees to bear any expenses incurred by the Investors, including reasonable attorneys’ fees, in enforcing their rights under this Agreement except in cases in which it is determined that the Company was not in breach of its obligation to provide such rights.

16. Miscellaneous.

(a) Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement executed by the Company and Investors (as provided in Section 16(i)). The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein. Notwithstanding the foregoing, any amendment or waiver which adversely affects any Investor in a manner different than all other Investors shall also require the written approval of such Investor.

(b) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to the principles of conflicts of law thereof.

(d) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given if personally delivered or five (5) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Company:	Inpatient Consultants Management, Inc. 4605 Lankershim Boulevard, Suite 617 North Hollywood, California 91602 Fax: (818) 766-9781

with a copy to:	Shaw Pittman LLP 2029 Century Park East, Suite 2550 Los Angeles, California 90067 Attention: John J. Molloy 111, Esq. Fax: (310) 551-4501

If to MVP:	Morgenthaler Ventures 629 Euclid Avenue, Suite 700 Cleveland, Ohio 441 14 Attention: Keith Kerman Fax: (216) 621-2817

If to Bessemer:	Bessemer Venture Partners IV L.P. Bessemer Venture Investors L.P. Bessec Ventures IV L.P. 1865 Palmer Avenue, Suite 104 Larchmont, NY 10538 Attention: J. Edmund Colloton

with a copy to:	Bessemer Securities Corp. 630 Fifth Avenue New York, NY 101 11 Attention: Steven Williamson, Esq.

If to BA	Bank of America Ventures BA Venture Partners V 950 Tower Lane, Suite 700 Foster City, California 94404 Attention: Mark Brooks Fax: (650) 378-6040

with a copy to:	Cooley Godward LLP One Freedom Square Reston Town Center 1 195 1 Freedom Drive Reston, VA 20190-5656 Attention: Ryan E. Naftulin, Esq. Fax: (703) 456-8100

If to Crucible:	Crucible Group LLC 120 Bulkley Avenue, Suite 405 Sausalito, CA 94965 Attention: David Holbrooke

If to CB:	CB Health Ventures, LLC 800 Boylston Street, Suite 800 Boston, MA 02199 Attention: Frederick R. Blume

If to Piper:	U.S. Bancorp Piper JaEay Inc. 222 South Ninth Street, 13th Floor Minneapolis, MN 55402

If to NSE:	C/O Shaw Pittman LLP 2029 Century Park East, Suite 2550 Los Angeles, CA 90067 Attention: Eric Klein, Esq.

Any party by written notice to the others may change the address of the persons to whom notices or copies thereof shall be directed.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

(f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of each of the Investors. Subject to Section 10 above, each of the Investors shall be entitled to assign all of its rights, benefits and obligations hereunder to any person or entity that acquires Preferred Shares (as hereinafter defined) or Common Shares from such Investor, without the prior consent of any party and such person or entity shall become an Investor and be entitled to all rights and benefits of an Investor hereunder.

(g) Aggregation of Stock. All shares of capital stock held or acquired by affiliated entities (including prior, successor and affiliated venture capital funds) or persons or entities or persons under common management shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(h) Definition of Common Shares. For the purposes of this Agreement, the term “Common Shares” shall mean (i) the shares of Common Stock of the Company, $0.001 par value (the “Common Stock”), (ii) any shares of Common Stock issuable upon conversion of outstanding shares of the Company’s Preferred Stock, $0.001 par value, now designated as Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (the “Preferred Shares”) may at such time be converted, and (iii) any shares of Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of the Warrants. For the purposes of this Agreement, an Investor shall be deemed to be the holder of any shares of Common Stock into which any Preferred Shares it holds are convertible.

(i) Action of the Investors. Wherever this Agreement requires or otherwise provides for the approval, consent or action of the Investors, such approval, consent or action shall be made in accordance with Section 7.1 of the Shareholders Agreement, as amended from time to time.

(j) Founder Shareholders. The “Founder Shareholders” shall mean Adam Singer, M.D., Steven Taback, M.D., James Roach, M.D. and Robert Singer. The number of shares held of record by each Founder Shareholder is set forth opposite his name on such signature page.

(k) Amendment of Prior Agreement. The Registration Rights Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company, the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting together as a single class, and holders of at least fifty-one percent (51%) of the Common Shares held by Founder Shareholders outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Registration Rights Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Agreement.

INPATIENT CONSULTANTS MANAGEMENT, INC.

By:	/s/ Adam Singer, M.D.
Name:	Adam Singer, M.D.
Title:	Chief Executive Officer

BANK OF AMERICA VENTURES

By:	/s/ Mark Brooks
Name:	Mark Brooks
Title:	Principal

BA VENTURE PARTNERS V

By:	/s/ Mark Brooks
Name:	Mark Brooks
Title:	General Partner

CB HEALTHCARE FUND, L.P., a Delaware limited partnership

By:	CB Health Ventures, L.L.C.
Its:	General Partner
By:	/s/ Frederick R. Blume
Name:	Frederick R. Blume
Title:	Manager

MORGENTHALER PARTNERS VII, L.P.

By:	Morgenthaler Management Partners VII, LLC, its Managing Partner
By:	/s/ Theodore A. Laufik
Name:	Theodore A. Laufik
Title:	Chief Financial Officer and Managing Member

IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized representatives to execute, this Agreement.

MORGENTHALER VENTURE PARTNERS IV, L.P.

By:	Morgenthaler Management Partners IV, L.P.,
its Managing Partner
By:	/s/ Theodore A. Laufik
Name:	Theodore A. Laufik
Title:	Chief Financial Officer and Managing Member

BESSEMER VENTURE PARTNERS IV L.P.

By:	Deer IV & Co., LLC,
its General Partnermanaging Member
By:	/s/ Edmund Colloton
Name:	J. Edmund Colloton
Title:	Manager

BESSEC VENTURES IV L.P.

By:	Deer IV & Co., LLC,
its General Partnermanaging Member
By:	/s/ Edmund Colloton
Name:	J. Edmund Colloton
Title:	Manager

BESSEMER VENTURE INVESTORS L.P.

By:	Deer IV & Co., LLC,
its General Partnermanaging Member
By:	/s/ Edmund Colloton
Name:	J. Edmund Colloton
Title:	Manager

CRUCIBLE PARTNERS L.P. I

By:	The Crucible Group, L.L.C.,
its General Partner
By:	/s/ David R. Holbrooke
Name:	David R. Holbrooke
Title:	Managing Member